Exhibit 16.1

March 25, 2013

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: MicroStrategy Incorporated

File No. 0-24435

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of MicroStrategy Incorporated dated March 21, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

McLean, Virginia

March 25, 2013